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                                                                  EXHIBIT (a)(4)


                          GENESIS HEALTH VENTURES, INC.
                            OFFER TO ACQUIRE OPTIONS

                              NOTICE OF WITHDRAWAL
                                 FROM THE OFFER

         The undersigned previously received a copy of the Offer to Acquire together with (i) the Memoranda from Robert H. Fish dated April 1, 2003 and (ii) a Letter of Acceptance. The undersigned completed, signed and returned the Letter of Acceptance, in which he or she elected to accept Genesis Health Ventures, Inc.'s ("Genesis") offer to acquire (the "Offer") all of the undersigned's Options. The undersigned now wishes to change that election and reject the Offer to acquire his or her Options. The undersigned understands that by signing this Notice of Withdrawal and delivering it to James W. Tabak, the Senior Vice President, Human Resources of Genesis by the Expiration Date, which is 5:00 p.m., Philadelphia time, on April 28, 2003, unless the Offer is extended, in which case this Notice of Withdrawal must be received by Mr. Tabak at Genesis on or prior to such extended Expiration Date, the undersigned will to withdraw his or her acceptance of the Offer and instead reject the Offer to acquire his or her Options. The undersigned has read and understands all the terms and conditions of the Offer to Acquire. The undersigned has read and understands the instructions attached to this Notice of Withdrawal.

         The undersigned understands that in order to withdraw his or her acceptance of the Offer, the undersigned must complete, sign and date this Notice of Withdrawal and deliver it to James W. Tabak by hand delivery or by mail to Mr. Tabak at Genesis, 101 East State Street, Kennett Square, Pennsylvania 19348, by the Expiration Date.

         The undersigned understands that by withdrawing his or her acceptance of the Offer to acquire his or her Options, the undersigned will not receive either the Restricted Share Acceleration or the Cash Payment, as the case may be, pursuant to the Offer, and he or she will keep the old Options that he or she has. These Options will continue to be governed by the Genesis 2001 Stock Option Plan under which they were granted and by the existing option agreement or agreements between Genesis and the undersigned.

         The undersigned understands that by timely submitting this Notice of Withdrawal, the undersigned will be withdrawing all previously tendered Options. The undersigned understands that he or she may subsequently change this election, and once again accept the Offer to acquire Options, by submitting a new Letter of Acceptance to Mr. Tabak by hand delivery or by mail to Mr. Tabak at Genesis, 101 East State Street, Kennett Square, Pennsylvania 19348, by the Expiration Date.

         All capital terms used herein and not defined herein, shall have the meaning ascribed to them in the Offer to Acquire.



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         The undersigned has signed this Notice of Withdrawal and printed his or her name exactly as it appears on the Letter of Acceptance.

         The undersigned does not accept the Offer to acquire his or her Options.

----------------------------------    -----------------------------------------
Signature (optionholder)              Social Security #, Social Insurance # etc.

----------------------------------    -----------------------------------------
Name (Please Print)                   Date and Time

RETURN BY HAND DELIVERY OR BY MAIL TO JAMES W. TABAK, Senior Vice President, Human Resources of Genesis, AT 101 EAST STATE STREET, KENNETT SQUARE, PENNSYLVANIA 19348, NO LATER THAN THE EXPIRATION DATE.

BY EXECUTING AND DELIVERING THIS NOTICE OF WITHDRAWAL, YOU UNDERSTAND THAT YOU WILL BE WITHDRAWING ALL OF YOUR PREVIOUSLY TENDERED OPTIONS FROM THE OFFER TO ACQUIRE. YOU MAY NOT WITHDRAW LESS THAN ALL OF YOUR PREVIOUSLY TENDERED OPTIONS.

INSTRUCTIONS TO THE NOTICE OF WITHDRAWAL FROM THE OFFER
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Delivery of Notice of Withdrawal from the Offer.

         A properly completed and executed Notice of Withdrawal (or a facsimile of it), and any other documents required by this Notice of Withdrawal, must be received by James W. Tabak, the Senior Vice President, Human Resources of Genesis either by mail or by hand delivery at 101 East State Street, Kennett Square, Pennsylvania 19348 on or before the Expiration Date.

         THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY GENESIS. YOU MAY HAND DELIVER OR MAIL YOUR NOTICE OF WITHDRAWAL TO MR. TABAK AT GENESIS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

         Although by submitting a Notice of Withdrawal you have withdrawn all of your tendered Options from the Offer, you may change your mind and re-accept the Offer until the Expiration Date. Tenders of Options made through the Offer may be made at any time before the Expiration Date. If Genesis extends the Offer beyond that time, you may tender your Options at any time until the extended Expiration Date of the Offer. To change your mind and elect to participate in the Offer, you must deliver a new completed, signed and dated Letter of Acceptance, together with any other document required by that Letter of Acceptance, to Mr. Tabak at Genesis, while you still have the right to participate in the Offer. Your Options will not be validly tendered for purposes of the Offer unless the withdrawn Options are validly re-tendered before the Expiration Date by delivery of the new Letter of Acceptance following the procedures described in the instructions to the Letter of Acceptance.

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         THIS NOTICE OF WITHDRAWAL WILL WITHDRAW ALL OF YOUR TENDERED OPTIONS
AND, THEREFORE, YOU MAY NOT TO CHANGE YOUR ELECTION WITH RESPECT TO PARTICULAR TENDERED OPTIONS. As noted in the Offer to Acquire, if you elect to tender any of your Options, you must tender all your Options in the Offer. Consequently, if you change your mind about your election to tender your Options in this Offer and wish to withdraw your tendered options, your only option under this Notice of Withdrawal is to withdraw all of your tendered Options.

         By signing this Notice of Withdrawal, you waive any right to receive any notice from Genesis of the withdrawal of the tender of your Options.

2. Signatures on this Notice of Withdrawal.

         Your signature on this Notice of Withdrawal must correspond with the name and signature on your Letter of Acceptance without alteration, enlargement or any change whatsoever. If your name has been legally changed since your submission of the Letter of Acceptance, please submit proof of the legal name change.

3. Other Information on this Notice of Withdrawal.

         In addition to signing this Notice of Withdrawal and printing your name, you must indicate the date and time at which you signed. You must also include your identification number, such as your social security number, tax identification number or national identification number, as appropriate.

4. Requests for Assistance or Additional Copies.

         Any questions or requests for assistance, as well as requests for additional copies of the Offer to Acquire or this Notice of Withdrawal may be directed in writing to James W. Tabak, the Senior Vice President, Human Resources of Genesis at 101 East State Street, Kennett Square, Pennsylvania 19348, or by telephone at (610) 925-4050. Copies will be furnished promptly at Genesis's expense.

5. Irregularities.

         All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this Notice of Withdrawal will be determined by Genesis in its sole discretion. Genesis' determinations shall be final and binding on all parties. Genesis reserves the right to reject any or all Notices of Withdrawal that Genesis determines not to be in proper form or the acceptance of which may, in the opinion of Genesis' counsel, be unlawful. Genesis also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the Notice of Withdrawal, and Genesis' interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Notice of Withdrawal will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with a Notice of Withdrawal must be cured within the time as Genesis shall determine. Neither Genesis nor any other person is or will be obligated to give notice of any defects or irregularities in Notices of Withdrawal, and no person will incur any liability for failure to give any such notice.

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         IMPORTANT: IF YOU INTEND TO WITHDRAW YOUR PREVIOUSLY TENDERED OPTIONS
IN THE OFFER, THIS SIGNED AND COMPLETED NOTICE OF WITHDRAWAL, TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY MR. TABAK AT GENESIS, ON OR BEFORE THE EXPIRATION DATE.

6. Additional Documents to Read.

         You should be sure to read the Offer to Acquire, all documents referenced therein, the Memoranda from Robert H. Fish dated April 1, 2003, and the Letter of Acceptance before making any decisions regarding participation in, or withdrawal from, the Offer.

7. Important Tax Information.

         You should refer to Section 16 of the Offer to Acquire, which contains important U.S. federal income tax information.



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